                                                                   EXHIBIT 10.25




                                RESALE AGREEMENT

                                     BETWEEN

                           GTE MOBILNET SERVICE CORP.

                                       AND

                                  PAGEMART, INC.

                                TABLE OF CONTENTS

                                                                PAGE

 1.  TERM                                                         1
 2.  DEFINITIONS                                                  1
 3.  LICENSE                                                      2
 4.  INDEPENDENT PARTIES                                          2
 5.  SCOPE                                                        2
 6.  LICENSOR RESPONSIBILITIES                                    3
 7.  RESELLER RESPONSIBILITIES                                    3
 8.  PUBLIC REGULATION                                            4
 9.  PRICING                                                      4
10.  BILLING                                                      5
11.  TERMS OF PAYMENT                                             5
12.  SPECIAL PROGRAMS                                             5
13.  PRECEDENCE OF DOCUMENTS                                      6
14.  USE OF CONFIDENTIAL INFORMATION                              6
15.  PUBLICITY                                                    7
16.  COMPLIANCE WITH LAWS                                         7
17.  FORCE MAJEURE                                                7
18.  LIABILITY                                                    8
19.  ASSIGNMENT                                                   9
20.  TAXES                                                       10
21.  RECORDS                                                     10
22.  RIGHT OF ACCESS                                             10


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


23.  TERMINATION                                                 11
24.  DISPUTE RESOLUTION                                          12
25.  NOTICES                                                     13
26.  NONWAIVER                                                   14
27.  SEVERABILITY                                                14
28.  SECTION HEADINGS                                            14
29.  SURVIVAL OF OBLIGATIONS                                     14
30.  CHOICE OF LAW                                               14
31.  ENTIRE AGREEMENT                                            14

                                RESALE AGREEMENT

This Agreement is made as of the first day of July 1996, by and between PageMart, Inc., a Delaware corporation, with offices for the purpose of this Agreement located at 6688 North Central Expressway, Suite 800, Dallas, Texas 75206 (hereinafter referred to individually or collectively as "LICENSOR") and GTE Mobilnet Service Corp., a New York corporation with offices located at 245 Perimeter Center Parkway, Atlanta, GA 30346 (hereinafter referred to as "RESELLER").

WHEREAS, LICENSOR provides paging, voice messaging, and related messaging services (hereinafter referred to as "SERVICES"); and

WHEREAS, RESELLER desires to contract with LICENSOR to resell such SERVICES and, in connection therewith, to receive blocks of Personal Identification Numbers (hereinafter referred to as "PINs") and Direct Inward Dialing numbers (hereinafter referred to as "DIDs") that provide individual access to LICENSOR's system and SERVICES for resale to members of the general public;

THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1.   TERM

     This Agreement shall be effective on July 1, 1996 and shall continue in effect thereafter until October 30, 1996 unless terminated or modified by either party in accordance with the provisions of this Agreement. Thereafter, this Agreement shall be automatically be renewed for consecutive 12 month periods unless terminated by RESELLER by written notice to LICENSOR not less than thirty (30) days prior to the expiration date. At the end of each twelve (12) month period either party shall have the option to review Agreement terms and adjust such terms as are mutually agreed upon by the parties.

2.   DEFINITIONS

     (a) CAP Code - The numeric code that identifies and is unique to each pager placed in service on LICENSOR's Paging System

     (b) DID - A local telephone number assigned by LICENSOR to identify a specific pager on the LICENSOR's network. By dialing the DID, the respective pager is activated.

     (c)  Equipment - Pagers and related message receiving devices.

     (d)  GTE Tel Ops - GTE Telephone Operations Group.

     (e) Paging Terminal - A paging central office switch that processes paging calls.

     (f) Paging System - A telecommunications network that provides paging and related messaging services throughout a specific geographic area.

     (g) PIN - Personal Identification Number. A specific number assigned by LICENSOR to identify a pager on the LICENSOR's network. By entering their PIN into LICENSOR's computer vial a touch-tone telephone, the respective pager is activated.

     (h) Subscriber - A person or entity that is the end user of the LICENSOR's Paging System.

     (i) Telephone Interconnect Charges - Those charges directly associated with acquiring direct dial paging telephone numbers from the local exchange carrier.

3.   LICENSE

     (a) LICENSOR grants RESELLER a non-exclusive license to resell LICENSOR's SERVICES subject to the rules, regulations and decisions of the Federal Communications Commission (hereinafter referred to as "the FCC").

     (b) RESELLER may, upon receipt of LICENSOR's prior written approval, be authorized by LICENSOR to license its own sub-agents or affiliates for the marketing, promotion and resale of LICENSOR's SERVICES, provided that RESELLER shall be responsible for the observance by its sub-agents, affiliates, or sub-licensees of the terms and conditions of the Agreement.

4.   INDEPENDENT PARTIES

     Each party is an independent contractor. Except as provided in this Agreement, neither party shall have the right, power or authority to act or to create any obligation, express or implied, on behalf of the other party. All sales by RESELLER shall be in its own name and for its own account

5.   SCOPE

     (a) This Agreement is non-exclusive and RESELLER is under no obligation to LICENSOR to resell any certain amount of SERVICES.

     (b) LICENSOR hereby agrees to provide SERVICES in an efficient, economic and timely fashion in accordance with generally accepted commercial and business practices.




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

6.   LICENSOR RESPONSIBILITIES

     (a) LICENSOR shall provide RESELLER's Subscribers with access to its Paging System and shall use its good faith efforts to provide continuous network service in the geographical locations where LICENSOR is legally authorized and has the facilities to provide SERVICES.

     (b)  The SERVICES provided by LICENSOR shall include but not be limited to:

          (1) Numeric display - as long as there is frequency space available, unlimited numeric display paging; and

          (2) Alpha-numeric - as long as there is frequency space available, unlimited alpha-numeric paging.

     (c) LICENSOR shall assign and coordinate all telephone and CAP code numbers in order to ensure the compatible initiation of SERVICES to Subscribers placed on LICENSOR's Paging System.

7.   RESELLER RESPONSIBILITIES

     (a) RESELLER shall promote, solicit, market and take all reasonable actions, in the exercise of due diligence and good faith, to secure Subscribers for LICENSOR's Paging System.

     (b) RESELLER shall be solely responsible for providing all sales, Equipment and customer support services to its Subscribers. RESELLER further agrees that all EQUIPMENT provided to its Subscribers shall be compatible with the existing transmission system of LICENSOR.

     (c) RESELLER shall be solely responsible for all billings to and collections from its Subscribers, including but not limited to the sending of monthly bills, collection of amounts owed or past due, and the collection and return of all applicable taxes on such SERVICES or Equipment rentals.

     (d) RESELLER shall provide and mail all announcements or notices required to be mailed to its Subscribers as required by any regulatory agency.

     (e) RESELLER shall assign CAP codes, DIDs and PINs to its Subscribers only from the group of CAP codes, DIDs and PINs assigned to RESELLER by LICENSOR. RESELLER shall ensure that a given CAP code, DID or PIN is not assigned to more that one pager, provided that LICENSOR has not given RESELLER duplicate CAP codes, DIDs or PINs, which were then assigned in violation of this provision without the fault or knowledge of RESELLER.




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

         (f) RESELLER shall maintain and keep in good working order all Equipment leased by RESELLER to its Subscribers pursuant to the terms of this Agreement, in accordance with all manufacturer's specifications and the provisions of the filed tariffs of LICENSOR.

8. PUBLIC REGULATION

         (a) It is understood that the ultimate control and responsibility for the standard and quality of SERVICES required under the provisions of and license issued by the FCC to LICENSOR shall be retained, rest and remain the prerogative and obligation solely of LICENSOR. No provision of this Agreement shall be construed as vesting in RESELLER any control whatsoever of the radio communication facilities and operations of LICENSOR.

         (b) This Agreement is subject to all of the terms and conditions of LICENSOR's outstanding authorizations from the FCC and the utility regulatory agencies in the states to which this Agreement pertains, as such tariffs and authorizations are presently in effect or as they may hereafter be revised. Nothing in this Agreement shall be construed so as to impair or diminish LICENSOR's control over the facilities of the applicable stations.

         (c) This Agreement shall be subject to the approval of the FCC and the local state regulatory agency, if such approval shall be required.

         (d) This Agreement shall be terminated, amended, revised, or supplemented immediately if required by the FCC or the local state regulatory agency.

         (e) The imposition by the FCC or local state regulatory agency of any amendments, revisions, deletions or supplements to this Agreement shall thereby relieve LICENSOR and RESELLER of any obligations or liabilities to the other resulting from the provisions of this Agreement which were ordered amended, revised, deleted or supplemented.

9. PRICING

         (a) RESELLER hereby agrees to pay LICENSOR the charges and fees for SERVICES specified in Exhibit A in accordance with the terms and conditions contained herein.

         (b) The charges and fees specified in Exhibit A shall commence at the time RESELLER activates each particular number in LICENSOR's Paging System. Such charges shall continue for each number for a minimum of thirty (30) days, and thereafter until the number in questions is canceled





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

          or otherwise disconnected in accordance with the provisions herein. When a number is activated in the middle of a month, the applicable rate will be prorated to the first of the following month so that all subsequent bills will be tendered thereafter on a monthly basis.

     (c)  *

     (d)  *

     (e) Where allowable by the state regulating authority, the prices charged by RESELLER to its Subscribers for all SERVICES shall be determined solely by RESELLER. In states where tariff rates are required, RESELLER may operate under its own tariff or the tariff of LICENSOR.

10.  BILLING

     LICENSOR shall provide RESELLER with a hard copy statement each month which identifies the number of DIDs or PINs billed at the applicable rates. At the reasonable request of RESELLER, LICENSOR shall also provide monthly billing in an electronic format.

11.  TERMS OF PAYMENT

     Payment shall be due thirty (30) days after the date or the receipt of LICENSOR's invoice, whichever is later.

12.  SPECIAL PROGRAMS

     Concurrently herewith, LICENSOR and RESELLER are entering into (i) a Representation Agreement, and (ii) a Trial Lease Program substantially in the forms attached hereto as Exhibit B and Exhibit C, respectively, and incorporated herein for all purposes. The Representation Agreement provides for compensation to RESELLER for the promotion of LICENSOR Products and SERVICES (as such terms are defined in the Representation Agreement). The Trial Lease Program provides for the lease to RESELLER of Products (as defined in the Trial Lease Program) from LICENSOR and the subsequent lease by RESELLER of such Products to RESELLER's Subscribers.




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

13.  PRECEDENCE OF DOCUMENTS

     All orders for SERVICES placed during the term hereof shall be subject to and governed by the provisions contained herein. The terms and conditions of this Agreement shall control over any conflicting or inconsistent terms contained in any order placed with LICENSOR by RESELLER. Notwithstanding the foregoing, as to the subject matter there of the terms and conditions of the Representation Agreement or Trial Lease Program, as the case may be, shall control over any conflicting or inconsistent terms and conditions contained in this Agreement.

14.  USE OF CONFIDENTIAL INFORMATION

     (a) Any specifications, drawings, sketches, models, samples, tools, computer programs, technical information, or confidential business information or data furnished by the parties to one another hereunder, if in writing and clearly marked as "confidential" at the time of disclosure, or if oral and designated as confidential at the time of disclosure as well as summarized in writing indicating the confidential nature of the same within twenty (20) days of disclosure (hereinafter called "Confidential Information") shall remain the property of the supplier of such Information. All copies so such Confidential Information in written, graphic or other tangible form shall be returned to the supplier upon request.

     (b) For the purposes of this Agreement, Confidential Information shall not include any information that:

          (1)  was previously known to the recipient;

          (2) is subsequently received by the recipient free from any obligation to keep it confidential;

          (3)  is independently developed by the receiving party; or

          (4) was or is subsequently made public by the supplier or a third party, without breach of any obligation of confidentiality.

     All Confidential Information shall be treated as confidential and not disclosed by the recipient, and shall be used by the recipient only in connection with fulfilling the obligations of the recipient that arise pursuant to this Agreement, unless the prior written consent of the supplier is obtained. Confidential Information shall only be distributed to those employees who have a need to know.

     (c) Each party shall treat the other's Confidential Information in accordance with a standard of care reasonably calculated to prevent inadvertent or




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

          accidental disclosure. Nothing herein shall be construed as waiving the right of any party to require the other party to execute a written non-disclosure agreement, containing reasonable additional terms and conditions, prior to the supplying of particular Confidential Information from time to time.

15.  PUBLICITY

     The parties agree to submit to one another for written approval all advertising, sales promotion, press releases and other publicity matters relating to the SERVICES furnished or the SERVICES performed by them pursuant to this Agreement whereby their respective names or marks are mentioned or language from which the connection of said names or marks therewith may be inferred or implied, and the parties further agree not to publish or use such advertising, sales promotions, press releases, or publicity matters without such prior written approval. Such approval shall not be unreasonably withheld or delayed by either party.

16.  COMPLIANCE WITH LAWS

     The parties hereto shall comply with the provisions of all applicable federal, state, county and local laws, ordinances, regulations and codes (including procurement of required permits or certificates) in their respective performance hereunder, including, but not limited to, the standards promulgated under the Occupational Safety and Health Act, Executive Order 11246, as amended, relative to Equal Employment Opportunity, Section 503 of the Vocational Rehabilitation Act of 1973, as amended, and Section 402 of the Vietnam Era Veterans Readjustment Assistance Act of 1974 and all applicable laws, orders and regulations concerning immigrants and non-discrimination in the employment of minorities, females, veterans and the handicapped. Each party hereby agrees to indemnify the other party, and defend the same against, any claims, loss or damage sustained because of its noncompliance hereunder.

17.  FORCE MAJEURE

     Neither LICENSOR nor RESELLER shall be responsible for any delay or failure in performance of any part of this Agreement to the extent that such delay or failure is caused by event beyond its control, which may include, but not be limited to, fire, flood, explosion, war strike, embargo, government requirement, civil or military authority, and acts of God ("Condition(s)"). If any such Condition(s) occurs, the party delayed or unable to perform shall promptly give notice to the other party and, if such Condition(s) remains at the end of thirty (30) days thereafter, the party affected by the other's delay or inability to perform may elect to terminate or suspend this Agreement or part thereof, and resume performance of this Agreement once the Condition(s) ceases, with an option in




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

     the affected party to extend the period of this Agreement up to the length of time the Condition(s) endured.

18.  LIABILITY

     (a) Notwithstanding anything to the contrary herein, each party shall indemnify and save harmless the other from any loss or damages (including reasonable attorney's fees) incurred by the other because of claims, suits, or demands based on personal injury or death or property damage or third party claims, suits or demands of any kind, to the extent such loss or damage is caused by or results from the negligent or willful acts or omissions of the other or its employees or agents. The indemnifying party shall receive the full opportunity and authority to assume the sole defense of and settlement of such suits. The indemnified party agrees to furnish to the indemnifying party upon request all information and reasonable assistance available to the indemnified party for defense against any such suit, claim, or demand.

     (b) LICENSOR makes no warranty, either express or implied concerning its facilities, products, or SERVICES, including, without limitation, warranties of merchantability or fitness for a particular purpose. RESELLER acknowledges that service interruptions in the telecommunications industry frequently are due to circumstances beyond a carrier's control and are difficult to assess as to cause or resulting damages. The parties agree that LICENSOR shall not be liable beyond the actual and direct loss arising out of any mistakes, omissions, interruptions, delays, errors, or defects in transmission of pages on LICENSOR's Paging System. However LICENSOR's liability shall in no event exceed an amount equivalent to the proportionate charge to RESELLER for the period of the disruption of SERVICES or the amount of five hundred dollars ($500), whichever is less. LICENSOR shall not be liable for any act or omission of any other entity furnishing SERVICES to RESELLER. Neither party shall be liable for any special, incidental or other consequential damage or losses, including without limitation lost profits, or for loss of stored, transmitted or recorded data, even if it has been advised of the possibility of such damages, nor shall either party be liable for any such damages due to the fault or negligence of the other party or its employees, agents, or representatives.

     (c) All work performed under this Agreement by any party shall be performed as an independent contractor and not as an agent of any other party. Persons furnished by the respective parties shall be solely the employees or agents of such parties, respectively, and shall be under the sole and exclusive direction of such parties. They shall not be considered employees of the other party for any purpose. Each party shall be




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
                 responsible for compliance with all laws, rules and regulations involving their respective employees or agents, including (but not limited to) employment of labor, hours of labor, health and safety, working conditions and payment of
                 wages.   Each party shall also be responsible, respectively,
                 for payment of taxes, including federal, state, and municipal taxes, chargeable or assessed with respect to its employees or agents, such as social security, unemployment, workers' compensation, disability insurance and federal and state income tax withholding.

         (d) RESELLER and LICENSOR each agree to maintain during the term hereof all insurance and/or bonds required by law or this Agreement, including, but limited to (1) Workers' Compensation and related insurance as prescribed by applicable law; (2) employer's liability insurance with limits of at least $100,000 for each occurrence, and (3) comprehensive general liability insurance including products liability, and, if the use of motor vehicles is required, comprehensive motor vehicle liability insurance, each with limits of at least $500,000 for combined single limit for bodily injury, including death, and/or property damage. RESELLER and LICENSOR each shall cause the other to be included as an Additional Insured under their respective policies and RESELLER's and LICENSOR's appropriate coverage under such policies shall be primary. RESELLER and LICENSOR each shall furnish certificates or evidence of the foregoing insurance indicating the amount and nature of such coverage, the expiration date of each policy, and stating that no material change or cancellation of any such policy shall be effective unless thirty (30) days advanced written notice is given to the party named as an Additional Insured. Notwithstanding the above, LICENSOR and RESELLER shall each have the option, where permitted by law, to self-insure any or all of the foregoing risks.

19.      ASSIGNMENT

         (a) Except as otherwise provided herein, the rights and obligations of the parties hereunder shall neither be assigned nor delegated without prior written consent of the other party, provided that any party may assign or delegate their respective rights and obligations hereunder, in whole or in part, to any parent, subsidiary or affiliate of RESELLER or LICENSOR that was such a parent, subsidiary or affiliate at the time of execution of this Agreement upon prior written notice to the other. Such assignment shall not diminish any rights or duties that LICENSOR or RESELLER may have had prior to the effective date of assignment.

         (b) The limitation on assignment does not apply to an assignment confined solely to monies due or to become due under this Agreement, provided RESELLER or LICENSOR is given thirty (30) days prior written notice of such assignment. An assignment of monies shall be void to the extent





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
          that it attempts to impose upon RESELLER or LICENSOR obligations to the assignee in addition to the payment of such monies, or to preclude RESELLER or LICENSOR from dealing solely and directly with the other in all matters pertaining hereto, including negotiation of amendments or settlement of amounts due. If RESELLER or LICENSOR makes such an assignment, it is and shall remain responsible for payment hereunder.

20.  TAXES

     RESELLER shall be liable for and shall reimburse LICENSOR for actual payments of any Retailers' Excise Taxes, state and local sales and use taxes, or any similar taxes as applicable, with respect to transactions under this Agreement. Taxes payable by RESELLER shall be separately stated in LICENSOR'S invoices and shall not be included in LICENSOR's prices. RESELLER shall not be liable for any tax for which a valid exemption certificate acceptable to the applicable state or local taxing authorities is furnished by RESELLER to LICENSOR.

21.  RECORDS

     (a) LICENSOR shall maintain complete and accurate records of all amounts billable to and payments made by RESELLER hereunder, in accordance with generally accepted accounting practices. LICENSOR shall retain such records for a period of three (3) years from the date of rendering of SERVICES covered by this Agreement. LICENSOR agrees to provide supporting documentation concerning any disputed amount of invoice to RESELLER within thirty (30) days after RESELLER provides written notification of the dispute to LICENSOR. LICENSOR shall retain such records for three (3) years from date of invoice.

     (b) RESELLER's original Subscriber records shall be and remain the property of RESELLER. LICENSOR shall be entitled at LICENSOR's expense during normal business hours to make copies of such records directly relating to information verifying the number of Subscribers or compliance by RESELLER to the terms of this Agreement.

22.  RIGHT OF ACCESS

     LICENSOR and RESELLER shall each permit reasonable access during normal working hours to its facilities in connection with work hereunder. No charge shall be made for such visits. It is agreed that reasonable prior notification shall be given when access is required.



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

23.  TERMINATION

     (a) RESELLER may terminate this Agreement without cause, effective immediately, upon written notice to LICENSOR in the event RESELLER's resale activities are combined with the resale activities of GTE Tel Ops under the Resale Agreement between GTE Tel Ops and LICENSOR dated November 1, 1993 (Resale Combination). In the event of a Resale Combination, all of RESELLER's subscribers will be transferred to the account of GTE Tel Ops and the terms and conditions provided in the Resale Agreement dated November 1, 1993 shall thereafter govern. Termination shall not affect any order placed prior to the date of termination.

     (b) Either party may terminate this Agreement, effective immediately, without liability for said termination, upon written notice to the other party, if any of the following events occur:

          (1)  The other files a voluntary petition in bankruptcy;

          (2)  The other is adjudged bankrupt;

          (3) A court assumes jurisdiction of the assets of the other under a federal reorganization act;

          (4) A trustee or receiver is appointed by a court for all or a substantial portion of the assets of the other;

          (5)  The other becomes insolvent or suspends its business;

          (6) The other makes and assignment of its assets for the benefits of its creditors, except as required in the ordinary course of business;

          (7) The identity of the other's business is materially changed by sale of its business, transfer of control of its outstanding stock, merger or otherwise.

     (c) Either party may immediately terminate this Agreement for a material breach or default of any of the terms, conditions or covenants of this Agreement by the other, provided that such termination may be made only following the expiration of a thirty (30) day period during which the other party has failed to cure such breach after having been given written notice of such breach.

     (d) In the event of a material breach of default by LICENSOR, provided that LICENSOR has failed to cure the same within thirty (30) days of its




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

          receipt of RESELLER's written notice of default, or if said default cannot be cured within a thirty (30) day period,' LICENSOR has failed to commence and diligently pursue curing such a default, RESELLER shall be under no obligation to continue to provide LICENSOR's SERVICES to its Subscribers, and RESELLER shall have the right to assign those Subscribers to another paging service.

24.  DISPUTE RESOLUTION

     (a) The parties desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except for action seeking a temporary restraining order or injunction related to the purposes of this Agreement, or suit to compel compliance with this dispute resolution process, the parties agree to use the following alternative dispute resolution procedure as their sole remedy with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

     (b) At the written request of a party, each party shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The parties intend that these negotiations be conducted by non-lawyer, business representatives. The discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, exempt from discovery and production, which shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of all parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit.

     (c) If the negotiations do not resolve the dispute within sixty (60) days of the initial written request, the dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. A party may demand such arbitration in accordance with the procedures set out in those rules. Discovery shall be controlled by the arbitrator and shall be permitted to the extent set out in this Section. Each party may submit in writing to a party, and that party shall so respond, to a maximum of any combination of thirty-five (35) (none of which may have subparts) of the following: interrogatories, demands to produce documents and requests for admission. Each party is also entitled to take the oral deposition of one (1) individual of another




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          party. Additional discovery may be permitted upon mutual agreement of the parties. The arbitration hearing shall be commenced with sixty
          (60) days of the demand for arbitration and the arbitration shall be held in Dallas, Texas. The arbitrator shall control the scheduling so as to process the matter expeditiously. The parties may submit written briefs. The arbitrator shall rule on the dispute by issuing a written opinion within thirty (30) days after the close of hearings. The times specified in this Section may be extended upon mutual agreement of the parties or by the arbitrator upon a showing of good cause. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

     (d) Each party shall bear its own cost of these procedures. A party seeking discovery shall reimburse the responding party the cost of production of the documents (to include search time and reproduction time costs). The parties shall equally share the fees of the arbitration and the arbitrator.

25.  NOTICES

     Any notice or demand given under the terms of this Agreement or pursuant to statute shall be in writing and shall be given or made by telegram, facsimile transmission, certified or registered mail, express mail or other overnight delivery service or hand delivery, proper postage or other charges paid and addressed or directed to the respective parties as follows:



                                  To RESELLER:

     GTE Mobilnet Corp.
     245 Perimeter Center Parkway
     Atlanta, GA 30346
     Attention: Director-Vertical Services

                                  To LICENSOR:

     PageMart
     6688 North Central Expressway
     Suite 800
     Dallas, Texas 75206
     Attention: Vice President-Division General Manager

     Such notice or demand shall be deemed to have been given or made when actually received or seventy-two (72) hours after being sent, whichever occurs first.

     The address for notice set out above may be changed at any time by giving thirty (30) days prior written notice in the manner above.

26.  NONWAIVER

     Either party's failure to enforce any of the provisions of this Agreement and/or any purchase order, or to exercise any option hereunder, shall in no way construed as a waiver of such provisions, rights, or options, or in any way be deemed to affect the validity of this Agreement or any purchase order.

27.  SEVERABILITY

     Should any part of this Agreement for any reason be declared invalid by order of any court or regulatory agency, such order shall not affect the validity of any remaining portion, which shall remain in force and effect as if this Agreement had been executed with the invalid portion eliminated, and it is hereby declared the intention of the parties that they would have executed the remain portion of this Agreement without including therein any such part or portion which may, for any reason be hereafter declared invalid.

28.  SECTION HEADINGS

     The headings of the sections herein are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

29.  SURVIVAL OF OBLIGATIONS

     The respective obligations of LICENSOR and RESELLER under this Agreement which by their nature would continue beyond the termination, cancellation or expiration hereof, shall survive termination, cancellation or expiration hereof.

30.  CHOICE OF LAW

     The construction, interpretation and performance of this Agreement shall be governed by and construed in accordance with the domestic laws of the state of Delaware.

31.  ENTIRE AGREEMENT

     This Agreement and the exhibits hereto constitute the entire agreement between LICENSOR and RESELLER. No modifications shall be made this Agreement unless in writing and signed by appropriate representatives of the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement through their authorized corporate representatives.

PAGEMART, INC.                          GTE MOBILNET SERVICE CORP.




By: /s/ DOUG GLEN                       By: /s/ TERRY LEWIS
   -------------------------               ------------------------------------

Name:  Doug Glen                        Name:  Terry Lewis

Title: Vice President,                  Title: Vice President,
       Strategic Alliances                     Product Management


                            Attested By: /s/ M.C. HOPPE
                                        ---------------------------------------
                                        Name:  M. C. Hoppe
                                             ----------------------------------
                                               Vice President
                                        Title: Finance & Information Management
                                             ----------------------------------




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